SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2011

AVEC CORPORATION
(Exact name of registrant as specified in its charter)

Nevada		98-0353007
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
Jebel Free Zone, LOB 21 F07
First Floor; Dubai, United Arab Emirates
(Address of principal executive offices)

971 4 887 5351
(Issuer’s Telephone Number)

Axial Vector Engine Corporation
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, the board of directors appointed Ms. Leticia Agundez and Ms. Jenifer Garcia to serve as members of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

There are no family relationships between Ms. Agundez nor Ms. Garcia and any other of our directors or executive officers.  Ms. Agundez nor Ms. Garcia have not had any material direct or indirect interest in any of the Company’s transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.

Since 2000, both Ms. Agundez and Ms. Garcia have been advisors to either a family office in Latin America  or private advisory with HNWI (High Net Worth Investors).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 14, 2011	AVEC Corporation /s/ Samuel Higgins
By: Samuel Higgins Its: Chief Executive Officer